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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

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                           FOCUS MEDIA HOLDING LIMITED
             (Exact Name of Registrant as Specified in Its Charter)


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          CAYMAN ISLANDS                                 NOT APPLICABLE
   (State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                    Identification Number)


                    28-30/F, Zhao Feng World Trade Building
                                369 Jiangsu Road
                             Shanghai 200050 China

   (Address, including zip code, of registrant's principal executive offices)

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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                   Name of exchange on which
     to be so registered                 each class is to be registered
             None                                     None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this Form relates: 333-125785.

Securities to be registered pursuant to Section 12(g) of the Act:

         Title of each class                   Name of exchange on which
         to be so registered                 each class is to be registered
Ordinary Shares, par value US$0.00005           Nasdaq National Market*
              per share

* Not for trading, but only in connection with the quotation on the Nasdaq National Market of American Depositary Shares. The American Depositary Shares represent the Ordinary Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the Ordinary Shares are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the securities registered hereunder is contained in the sections entitled "Description of Share Capital," "Description of American Depositary Shares" and "Taxation" in the preliminary prospectus included in the Registrant's Registration Statement on Form F-1
        (File No. 333-125785), as amended from time to time (the "F-1 Registration Statement"), originally filed by the Registrant with the Securities and Exchange Commission on June 14, 2005 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

ITEM 2. EXHIBITS

        The documents listed below are filed as exhibits to this registration statement.

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EXHIBIT NUMBER    DESCRIPTION
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

1. Copy of Specimen Ordinary Share Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form F-1).

2. Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form F-1).

3. Amended and Restated Shareholders Agreement of Focus Media Holding Limited, dated December 2, 2004, among Focus Media Holding Limited, its subsidiaries, its ordinary shareholders, its preferred shareholders and the investors named therein. (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form F-1).

4. Form of Deposit Agreement among Focus Media Holding Limited, Citibank, N.A., as Depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder (incorporated by reference from Exhibit (a) to the Registrant's Registration Statement on Form F-6).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                     Focus Media Holding Limited



                                     By: /s/ Jason Nanchun Jiang
                                        ------------------------------
                                     Name:  Jason Nanchun Jiang
                                     Title: Chairman and Chief Executive Officer

Date: June 28, 2005

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                                  EXHIBIT INDEX

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

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------

1. Copy of Specimen Ordinary Share Certificate of the Registrant (incorporated by reference from Exhibit 4.1 to the Registrant's Registration Statement on Form F-1).

2. Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form F-1).

3. Amended and Restated Shareholders Agreement of Focus Media Holding Limited, dated December 2, 2004, among Focus Media Holding Limited, its subsidiaries, its ordinary shareholders, its preferred shareholders and the investors named therein. (incorporated by reference from Exhibit 4.2 to the Registrant's Registration Statement on Form F-1).

4. Form of Deposit Agreement among Focus Media Holding Limited, Citibank, N.A., as Depositary, and owners and beneficial owners of American Depositary Receipts issued thereunder (incorporated by reference from Exhibit (a) to the Registrant's Registration Statement on Form F-6).
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